UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 24, 2012

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Amendment to Existing Credit Agreement

On September 24, 2012, Aetna Inc. (“Aetna”) entered into a First Amendment (the “First Amendment”) to the Five-Year Credit Agreement dated as of March 27, 2012 (the “Existing Credit Agreement”), with the various lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent.  Aetna also entered into an Incremental Commitment Agreement dated as of September 24, 2012 (the “Incremental Commitment” and, together with the First Amendment and the Existing Credit Agreement, the “Amended Credit Agreement”), with the lenders party thereto and JPMorgan, as administrative agent.  A summary of the terms of the Existing Credit Agreement may be found in Aetna’s Current Report on Form 8-K filed on March 28, 2012, which summary is incorporated herein by reference.

The First Amendment provides Aetna the option to expand the lenders’ aggregate commitments under the Existing Credit Agreement by up to $1.0 billion, to a maximum aggregate commitment of $2.5 billion, subject to certain conditions precedent.  Pursuant to the Incremental Commitment, Aetna exercised its option to expand the lenders’ aggregate commitments under the Existing Credit Agreement by $500 million, to a maximum aggregate amount of revolving loans and letters of credit outstanding of $2.0 billion.  Accordingly, Aetna now has the option to expand the lenders’ aggregate commitments under the Amended Credit Agreement in the future by up to an additional $500 million, subject to certain conditions precedent.

Entry into Bridge Credit Agreement

On September 24, 2012, Aetna entered into a 364-day bridge credit agreement (the “Bridge Credit Agreement”).  Under the Bridge Credit Agreement, Goldman Sachs Bank USA (“Goldman”) is the administrative agent. In addition to Goldman, twelve other lenders are party to the Bridge Credit Agreement.  The maximum aggregate loan commitment of any single lender under the Bridge Credit Agreement is $400 million.  Goldman, Sachs & Co., an affiliate of Goldman, and UBS Securities LLC, a party to the Bridge Credit Agreement, also are serving as financial advisors to Aetna in connection with its proposed acquisition (the “Proposed Acquisition”) of Coventry Health Care, Inc. (“Coventry”).

Under the Bridge Credit Agreement, Aetna may borrow on an unsecured basis an aggregate principal amount of up to $2.0 billion to the extent Aetna has not received $2.0 billion in net cash proceeds from issuing its senior notes or from certain other transactions on or prior to the Closing Date (as defined below). Any proceeds of the Bridge Credit Agreement are required to be used to fund the Proposed Acquisition and to pay fees and expenses incurred in connection with the Proposed Acquisition. Any borrowings under the Bridge Credit Agreement mature 364 days after the closing of the Proposed Acquisition (the “Closing Date”).

Amounts outstanding under the Bridge Credit Agreement will bear interest, at Aetna’s option, either (a) at the London Interbank Offered Rate (“LIBOR”); or (b) at the base rate (defined as the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50% per annum and (iii) LIBOR for an interest period of one month plus 1.00% per annum), plus, in each case, the applicable LIBOR margin or base rate margin depending upon the ratings of long-term indebtedness of Aetna.  The minimum and maximum LIBOR margins are 1.00% and 1.75% per annum, respectively, and the minimum and maximum base rate margins are 0% and 0.75% per annum, respectively, provided, however, that the applicable margins will increase by 0.25% per annum on the 90th day following the Closing Date and by an additional 0.25% per annum each 90th day thereafter while loans remain outstanding under the Bridge Credit Agreement.  Aetna will also pay to each lender on each of the following dates a duration fee equal to the following applicable percentages of the aggregate principal amount of such lender’s loans outstanding on such date: (i) 90 days after the Closing Date, 0.50%; (ii) 180 days after the Closing Date, 1.00%; and (iii) 270 days after the Closing Date, 1.50%. Aetna will also pay the lenders certain other fees.

The lenders' undrawn commitments under the Bridge Credit Agreement will be automatically and permanently reduced in an amount equal to, and Aetna also will be required to make prepayments of any outstanding loans under the Bridge Credit Agreement with, the (i) net cash proceeds from the issuance of debt of Aetna or any of its subsidiaries, (ii) net cash proceeds from the issuance of equity of Aetna and (iii) net cash proceeds in excess of $300 million received by Aetna or any of its subsidiaries from non-ordinary course asset sales, in each case subject to certain exceptions.

The Bridge Credit Agreement contains customary events of default, the occurrence of which would permit the lenders to accelerate payment of the full amounts outstanding.  Additionally, the Bridge Credit Agreement contains customary representations and warranties, affirmative covenants and negative covenants. The Bridge Credit Agreement events of default, respresentations and warranties, and affirmative and negative covernants are substantially the same as those under the Existing Credit Agreement. The Bridge Credit Agreement also contains a covenant limiting “Restricted Payments” (as defined in the Bridge Credit Agreement) by Aetna, subject to certain exceptions and baskets, including an exception permitting the payment of regular cash dividends.

The funding of the Bridge Credit Agreement is subject to various conditions precedent including:  (i) the consummation of the Proposed Acquisition; (ii) the absence of any “Acquired Business Material Adverse Effect” (as defined in the Bridge Credit Agreement); (iii) the accuracy on and as of the Closing Date of certain representations and warranties related to both Aetna and Coventry; (iv) termination of Coventry’s existing credit agreement dated as of June 22, 2011; (v) Aetna having used commercially reasonable efforts to cause a senior notes issuance to occur prior to the Closing Date; and (vi) other customary closing conditions each as more fully described in the Bridge Credit Agreement.

In the ordinary course of their respective businesses, the various agents and certain lenders under the Amended Credit Agreement and the Bridge Credit Agreement and their affiliates have performed, perform and may in the future perform, normal commercial banking, investment banking and/or advisory services for Aetna and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.

The foregoing summaries of the Amended Credit Agreement and the Bridge Credit Agreement, and the transactions contemplated thereby, are not complete and are qualified in their entirety by the full text of the Amended Credit Agreement and the Bridge Credit Agreement, which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K, and are incorporated herein by reference.  You are encouraged to read the Amended Credit Agreement and the Bridge Credit Agreement in their entirety.

Section 8 – Other Events

Item 8.01.  Other Events.

In connection with the Proposed Acquisition, attached hereto as Exhibit 99.5 and incorporated by reference herein are the Aetna and Coventry unaudited pro forma condensed combined financial statements as of, and for the six months ended, June 30, 2012 and for the year ended December 31, 2011. The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2011, and for the six months ended June 30, 2012, combine the historical consolidated statements of income of Aetna and Coventry, giving effect to the merger of a wholly owned subsidiary of Aetna with and into Coventry (referred to as the merger) as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of June 30, 2012, combines the historical consolidated balance sheets of Aetna and Coventry, giving effect to the merger as if it had occurred on June 30, 2012.

These unaudited pro forma condensed combined financial statements and the accompanying notes are based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•
separate historical financial statements of Aetna as of, and for the year ended, December 31, 2011, and the related notes included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2011;

•
separate historical financial statements of Coventry as of, and for the year ended, December 31, 2011, and the related notes included in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2011;

•
separate historical financial statements of Aetna as of, and for the six months ended, June 30, 2012, and the related notes included in Aetna’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012; and

•
separate historical financial statements of Coventry as of, and for the six months ended, June 30, 2012, and the related notes included in Coventry’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.

Coventry’s separate historical financial statements referred to in the preceding paragraph were prepared by Coventry and provided to Aetna. Aetna takes no responsibility for Coventry’s separate historical financial statements, and Aetna is not incorporating into this Current Report on Form 8-K such financial statements. Coventry’s separate historical financial statements, however, may be read and copied at the Security and Exchange Commission’s (the “SEC’s”) public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Coventry’s separate historical financial statements contained in its SEC filings are also available to the public at the SEC’s web site at www.sec.gov.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report:

99.1	$1,500,000,000 Five-Year Credit Agreement dated as of March 27, 2012 (incorporated herein by reference to Exhibit 99.1 to Aetna’s Current Report on Form 8-K filed on March 28, 2012)
99.2	First Amendment dated as of September 24, 2012, to the Credit Agreement dated as of March 27, 2012
99.3	Incremental Commitment Agreement dated as of September 24, 2012
99.4	$2,000,000,000 Bridge Credit Agreement dated as of September 24, 2012
99.5	Aetna and Coventry unaudited pro forma condensed combined financial statements as of, and for the six months ended, June 30, 2012 and for the year ended December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: September 26, 2012	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

99.1	$1,500,000,000 Five-Year Credit Agreement dated as of March 27, 2012 (incorporated herein by reference to Exhibit 99.1 to Aetna’s Current Report on Form 8-K filed on March 28, 2012)
99.2	First Amendment dated as of September 24, 2012, to the Credit Agreement dated as of March 27, 2012
99.3	Incremental Commitment Agreement dated as of September 24, 2012
99.4	$2,000,000,000 Bridge Credit Agreement dated as of September 24, 2012
99.5	Aetna and Coventry unaudited pro forma condensed combined financial statements as of, and for the six months ended, June 30, 2012 and for the year ended December 31, 2011